As filed with the Securities and Exchange Commission on November 1, 2022

REGISTRATION STATEMENT NO. 333-262456 AND 333-262456-01
REGISTRATION STATEMENT NO. 333-229494 AND 333-229494-01
REGISTRATION STATEMENT NO. 333-209385 AND 333-209385-01
REGISTRATION STATEMENT NO. 333-187653
REGISTRATION STATEMENT NO. 333-181596

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT NO. 333-262456 AND 333-262456-01
REGISTRATION STATEMENT NO. 333-229494 AND 333-229494-01
REGISTRATION STATEMENT NO. 333-209385 AND 333-209385-01
REGISTRATION STATEMENT NO. 333-187653
REGISTRATION STATEMENT NO. 333-181596

UNDER
THE SECURITIES ACT OF 1933
JEFFERIES GROUP LLC
*And the Additional Registrant listed below

(Exact name of registrant as specified in its charter)

Delaware	95-4719745
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
520 Madison Avenue
New York, New York 10022
(212) 284-2550
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael J. Sharp
Jefferies Group LLC
520 Madison Avenue
New York, New York 10022
(212) 284-2550
(212) 284-2280 fax
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Prabhat K. Mehta
William R. Massey
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300
(212) 839-5599 fax

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

ADDITIONAL REGISTRANT
Exact Name of Additional Registrant*	Jurisdiction of Formation	I.R.S. Employer Identification Number	Registration Statements
Jefferies Group Capital Finance Inc.	Delaware	81-1265442	REGISTRATION STATEMENT NO. 333-262456-01 REGISTRATION STATEMENT NO. 333-229494-01 REGISTRATION STATEMENT NO. 333-209385-01
*
The address and telephone number of the Additional Registrant’s principal executive officer and its agent for service are the same as set forth for Jefferies Group LLC on the cover of this Registration Statement.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) is filed by the successor entity of Jefferies Group LLC, a Delaware limited liability company (“Jefferies Group”) and Jefferies Group Capital Finance Inc., a Delaware corporation (“JGCF” and, together with Jefferies Group, the “Registrants”) deregisters all securities that remain unsold under the following automatic shelf registration statements on Form S-3 (the “Registration Statements”) filed by the Registrants with the U.S. Securities and Exchange Commission (the “Commission”):

•	REGISTRATION STATEMENT NO. 333-262456 AND 333-262456-01
•	REGISTRATION STATEMENT NO. 333-229494 AND 333-229494-01
•	REGISTRATION STATEMENT NO. 333-209385 AND 333-209385-01
•	REGISTRATION STATEMENT NO. 333-187653
•	REGISTRATION STATEMENT NO. 333-181596

Effective November 1, 2022,  Jefferies Financial Group Inc., a New York corporation (“Jefferies”), together with certain of its subsidiaries, including the Registrants, consummated several internal reorganization transactions (the “Reorganization Transactions”), including:

•
the merger of the Registrants with and into Jefferies MergerSub Inc., a New York corporation  and a wholly-owned subsidiary of Jefferies (“MergerSub”), with MergerSub surviving and assuming all of the assets and liabilities of the Registrants by operation of law; and

•	the merger of MergerSub with and into Jefferies, with Jefferies surviving and assuming all of the assets and liabilities of Registrants and MergerSub by operation of law.

In connection with the completion of the Reorganization Transactions, the offerings pursuant to the above-referenced Registration Statements have been terminated. In accordance with undertakings made by the Registrants in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrants hereby remove from registration any and all securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, state of New York, on November 1, 2022.

JEFFERIES FINANCIAL GROUP INC. (as successor by merger to Jefferies Group LLC and Jefferies Group Capital Finance Inc.)

By:	/s/ Michael J. Sharp
Name:	Michael J. Sharp
Title:	Executive Vice President, General Counsel

* Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.